Exhibit 99.1

Revelation Biosciences Inc. Announces Pricing of Upcoming Automatic Unit Separation

San Diego, CA – January 10, 2023 – Revelation Biosciences Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), announced today that, on January 13, 2023, the Company’s units, which trade with the ticker symbol “REVBU” will be mandatorily separated and the units will no longer trade on the Nasdaq Capital Market. Each unit is comprised of one share of the Company’s common stock and one warrant that entitles the holder to purchase one share of common stock at price of $11.50 per share. In the separation, unit owners will receive the number of shares of common stock and warrants underlying such units. This is a mandatory and automatic separation, and no action is required by the holders of units.

The common stock and warrants are listed on the Nasdaq Capital Market and trade with the ticker symbols “REVB” and “REVBW”, respectively.

About Revelation Biosciences Inc.

Revelation Biosciences, Inc. is a life sciences company focused on the development of immunologic-based therapies for the prevention and treatment of disease. Revelation has multiple product candidates in development that are based on the well-established biology of phosphorylated hexaacyl disaccharide (PHAD) and its effect on the innate immune system. REVTx‑100 is being developed as a prevention and treatment of infection. REVTx‑200 is being developed as an intranasal immunomodulator adjunct to be used in combination with an intramuscular vaccination for more complete immunity. REVTx‑300 is being developed as a potential therapy for the treatment of acute and chronic organ disease including CKD, AKI, myocarditis, and NASH. REVTx‑99b is being developed as a treatment for food allergies. REVDx‑501 is being developed as a rapid diagnostic that can be used to detect IP-10 as a surrogate biomarker for any type of respiratory infection, eliminating the need for specialized instrumentation.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the clinical utility of an increase in intranasal cytokine levels as a biomarker of viral infections; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the potential impact that COVID‑19 may have on Revelation’s suppliers, vendors, regulatory agencies, employees and the global economy as a whole; the ability of Revelation to maintain the listing of its securities on NASDAQ; investor sentiment relating to SPAC related going public transactions; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

Company Contacts

Sandra Vedrick

Vice President, Investor Relations & Human Resources

Revelation Biosciences Inc.

Email: svedrick@revbiosciences.com

and

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com